SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 26, 2003

VSOURCE, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-30326	77-0557617
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7855 Ivanhoe Avenue, Suite 200, La Jolla, California 92307-4508
(Address of principal executive offices)

Registrant's telephone number, including area code: (858) 551-2920

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Item 5.       Other Events

            On September 26, 2003, Vsource, Inc. announced that it had terminated the Merger Agreement, dated as of June 12, 2003, by and among Vsource, TEAM America, Inc. and Beaker Acquisition Co., Inc., due to the breach by TEAM America of various representations, warranties, covenants and agreements set forth in the merger ageement and the occurrence of a material adverse effect on TEAM America.

            A copy of the press release issued by Vsource, Inc. is attached hereto as Exhibit 99.1.

Item 7.       Exhibits.

            Exhibit No.      Description

                   99.1        Press Release issued by Vsource, Inc., dated September 26, 2003.

Item 9.       Regulation FD Disclosure

            Please see the press release attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VSOURCE, INC. (Registrant)
Date: September 26, 2003	By:	/s/ Dennis M. Smith Dennis M. Smith Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Vsource, Inc., dated September 26, 2003.